Exhibit 10.6

                    AMENDMENT TO DIAMOND SHAMROCK, INC.
                           EXCESS BENEFITS PLAN

     Diamond Shamrock, Inc., a Delaware corporation, pursuant to authority granted by its Board of Directors, hereby adopts the following amendment to its Excess Benefits Plan (the "Plan").

1. New Section 2 (a) is added as follows and the former Section 2 (a) and all subsequent subsections are re-lettered accordingly:

     (a) "Benefit Review Committee" means the committee appointed by the President, Chairman of the Board and Chief Executive Officer of the Corporation pursuant to Section 14 (c) hereof with power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan pursuant to Section 14 (c) below.

2. New Section 2 (d) is added as follows and the former Section 2 (d) and all subsequent subsections are re-lettered accordingly:

     (d) "Change in Control" will be deemed to have occurred when (1) a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13
     (d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
     Act) of securities representing more than 25% of the combined voting power of the then-outstanding voting securities of the Corporation and such acquisition has not been authorized, approved or recommended by majority vote of the Board of Directors prior to the date of the filing of such report, or (2) such other event has occurred which the Board of Directors may, in its sole discretion, by majority vote determine to constitute a change in control.

3. Effective January 1, 1996, Section 2 (e) "CODA" is amended by the addition of the following phrase at the end of such section:

     "provided, however; that the Diamond Shamrock, Inc. 401(k)
     Retirement Savings Plan is specifically excluded from the definition of "CODA."

4.  Effective January 1, 1994, Section 8 is amended to read as follows:

     (a) Subject to the rights of general creditors as set forth in
     Section 12 and the right of the Corporation to discontinue the Plan as provided in Section 15(c), a Participant shall have a vested and nonforfeitable interest in the benefits payable under Sections 4, 6, and 7 to the same extent and in the same manner as the Participant's benefits are vested under the CARIP, the ESIP, and the CODA, respectively.

     (b) Subject to the rights of general creditors as set forth in
     Section 12 and the right of the Corporation to discontinue the Plan as provided in Section 15(c), a Participant shall have a vested and nonforfeitable interest in the ESOP benefits payable under Section 5 at the time the ESOP benefit is allocated to the Participant's ESOP account.

5. Section 9 is amended by the addition of the following sentence at the end of such section:

     In the event a Participant's employment is terminated following a Change in Control, the Participant's accrued benefit shall be distributed in the form of a lump sum to the Participant within sixty (60) days of such termination.

6. The first sentence of the fourth paragraph of Section 14(a) is amended by deleting the phrase "Compensation Committee" and replacing it with "Benefit Review Committee."

7. Section 14(b) is amended by deleting the phrase "Compensation Committee" from each place in which it appears in the Section and replacing it with "Benefit Review Committee."

8. Section 14 is further amended by adding new subsections (c) and (d) as follows:

     (c) The President, Chairman of the Board and Chief Executive Officer of the Corporation shall appoint a Benefit Review Committee consisting of not less than three nor more than five persons, having the administrative responsibilities and discretionary authority described in this Section 14. The Benefit Review Committee has full power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan. The determinations of the Benefit Review Committee shall be final and binding, subject only to Subsection (d), below.

     (d) The Plan and any claims arising from the Plan or in any way related to the Plan, are subject to and governed by the Diamond Shamrock, Inc. Dialogue Dispute Resolution Program ("Dialogue"). If a claim has been appealed from the Claims Coordinator to the Benefit Review Committee and the claimant desires to appeal the decision of the Benefit Review Committee, such appeal must be conducted solely within the limitations and procedures of Dialogue.

     Except as provided otherwise, the foregoing amendments shall be effective as of May 7, 1996. Except as amended herein, the terms and provisions of said Plan restated effective December 1, 1992, shall remain in full force and effect.

     Executed this 22nd day of July, 1996.

                              DIAMOND SHAMROCK, INC.



                              By: /s/  WILLIAM R. KLESSE
                                       William R. Klesse
                                       Executive Vice President



W3133.LW